Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
NeoPharm, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-03725, 333-66365, and 333-104586) on Form S-8 and (No. 333-109340) on Form S-3 of NeoPharm, Inc. of our reports dated March 16, 2007, with respect to the consolidated balance sheets of NeoPharm, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows, for each of the years in the three-year period ended December 31, 2006, and related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of NeoPharm, Inc.

Our report on the financial statements refers to the Company’s adoption of the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, as of January 1, 2006.

/s/ KPMG LLP

Chicago, Illinois
March 16, 2007